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INTERSTATE POWER COMPANY
Ratio of Earnings to Fixed Charges and
  Preferred and Preference Dividends


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                                                  Twelve Months                       Year Ended December 31,
                                                      Ended            ------------------------------------------------------------
                                                  March 31, 1996        1995         1994         1993         1992         1991
                                                  --------------        ----         ----         ----         ----         ----
 FIXED CHARGES:
 Interest on Long-Term Debt (000s)                      $14,647          $14,811      $15,405     $16,166      $16,292      $15,120
 Other Interest (000s)                                    2,312            2,325        1,771         596          586        1,605
 Interest component of rents charged to
      operating expenses (000s)                             237              227          177         183          214          232
                                                        -------          -------      -------     -------      -------      -------
 Total Fixed Charges (000s)                             $17,196          $17,363      $17,353     $16,945      $17,092      $16,957
 Preferred & Preference Dividends Adj for
      Income Taxes (000s)                                 4,193            4,187        3,545       4,287        4,476        4,886
                                                        -------          -------      -------     -------      -------      -------
 Total Fixed Charges & Preferred & Preference
      Dividends (000s)                                  $21,389          $21,550      $20,898     $21,232      $21,568      $21,843
                                                        -------          -------      -------     -------      -------      -------
                                                        -------          -------      -------     -------      -------      -------


 EARNINGS:
 Net Income (000s)                                      $29,441          $27,656      $20,667     $18,987      $19,217      $29,510
 Income Taxes (000s)                                     20,764           19,453        9,188       9,464        9,698       17,382
 Fixed Charges (000s)                                    17,196           17,363       17,353      16,945       17,092       16,957
                                                        -------          -------      -------     -------      -------      -------
     Total Earnings (000s)                              $67,401          $64,472      $47,208     $45,396      $46,007      $63,849
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 Ratio of Earnings to Fixed Charges and
      Preferred and Preference Stock
      Dividends                                            3.15             2.99         2.26        2.14         2.13         2.92
                                                           ----             ----         ----        ----         ----         ----
                                                           ----             ----         ----        ----         ----         ----

 Preferred Dividends (000s)                               2,459            2,458        2,454       2,405        2,063        2,163
 Preference Dividends (000s)                                  0                0            0         456          912          912
                                                          -----            -----        -----       -----        -----        -----
   Total Preferred & Preference (000s)                    2,459            2,458        2,454       2,861        2,975        3,075
 Ratio of Income before Income Tax to Net
      Income                                              1.705            1.703        1.445       1.498        1.505        1.589
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 Preferred Dividends Adj for Inc Taxes (000s)             4,193            4,187        3,545       4,287        4,476        4,886
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